SELLERS & ANDERSEN, L.L.C.	 		941 East 3300 South, Suite 202
Certified Public Accountants and 		Salt Lake City, Utah 84106
Business Consultants
						Telephone 801 486-0096
						     Fax  801 486-0098





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 23, 2003, accompanying the audited financial statements of 42nd Street Management Group, Inc.
at August 31, 2003, and the related statements of operations, stockholders' equity, and cash flows and for the period July 16, 2003, to August 31, 2003 and hereby consent to the inclusion and reference to our firm under caption "experts" in the report in a Registration Statement on Form SB-2A.


November 18, 2003


s/Sellers & Andersen, LLC